Exhibit 99.5

ITC^DELTACOM, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee of non-transferable rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share, of ITC^DeltaCom, Inc. (the “Company”) pursuant to the rights offering described and provided for in the Company’s Prospectus dated December 19, 2007 (the “Prospectus”), hereby certifies to the Company and to Mellon Bank, N.A., as Subscription Agent for such rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Subscription Privilege listing separately below each such exercised Subscription Privilege (without identifying any such beneficial owner):

	Number of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to Subscription Privilege

1.

2.

3.

4.

5.

6.

7.

8.

9.

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

Participant Name:

By:
Name:
Title:

DTC Subscription Confirmation Number(s)